Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO AMENDED AND RESTATED MEMBERSHIP INTEREST

PURCHASE AGREEMENT

This First Amendment to Amended and Restated Membership Interest Purchase Agreement (this “Amendment”), dated as of July 22, 2013 (the “Effective Date”), is entered into among Foundation Healthcare Affiliates, LLC, an Oklahoma limited liability company (“Seller”), TSH Acquisition, LLC, a Delaware limited liability company (“Buyer”), and Graymark Healthcare, Inc., an Oklahoma corporation (“Parent” and together with the Seller and Buyer, the “Parties”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Amended and Restated Membership Interest Purchase Agreement dated as of March 29, 2013 (the “Purchase Agreement”), pursuant to which Seller agreed to sell and Buyer agreed to purchase (i) all of the issued and outstanding membership interests (the “FSA Membership Interests”) in Foundation Surgery Affiliates, LLC, a Nevada limited liability company, and (ii) all of the issued and outstanding membership interests (together with the FSA Membership Interests, the “Membership Interests”) in Foundation Surgical Hospital Affiliates, LLC, a Nevada limited liability company, all as more particularly described in the Purchase Agreement.

WHEREAS, the Parties desire to amend the Purchase Agreement to update the Purchase Price Seller shall receive from Buyer in connection with the sale of the Membership Interests.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual rights and obligations hereunder, the Parties hereby agree as follows:

1.	Purchase Agreement. The Parties agree that the Purchase Agreement is in full force and effect. All capitalized terms used in, and not otherwise defined in, this Amendment shall have the meanings given them in the Purchase Agreement.

2.	Amendments to Article I.

(a)	The definition of the term “Parent Common Shares” in Article I is amended to read as follows:

““Parent Common Shares” means 114,500,000 shares of Parent Common Stock issued at Closing.”

(b)	The definition of “Post-Closing Tax Period” in Article I is amended to read as follows:

““Post-Closing Tax Period” means any taxable period beginning after the Tax Effective Date and, with respect to any taxable period beginning before and ending after the Tax Effective Date, the portion of such taxable period beginning after the Tax Effective Date.”

(c)	The definition of “Pre-Closing Tax Period” in Article I is amended to read as follows:

““Pre-Closing Tax Period” means any taxable period ending on or before the Tax Effective Date and, with respect to any taxable period beginning before and ending after the Tax Effective Date, the portion of such taxable period ending on and including the Tax Effective Date.”

(d)	A definition of the term “Amendment” is added in Article I to read as follows:

““Amendment” means the First Amendment to Amended and Restated Membership Interest Purchase Agreement, entered into by and among Buyer, Seller and Parent, dated as of                         , 2013.”

(e)	A definition of the term “Note” is added in Article I to read as follows:

““Note” has the meaning set forth in Section 2.2(c).”

(f)	A definition of the term “Tax Effective Date” is added in Article I to read as follows:

““Tax Effective Date” means July 1, 2013.”

3.	Amendment to Section 2.2. Section 2.2 of the Purchase Agreement is deleted in its entirety and replaced with the following:

“Section 2.2 Purchase Price. The aggregate purchase price (the “Purchase Price”) for the Membership Interests and the Additional Purchased Assets shall be:

(a) the Parent Common Shares;

(b) the assumption of the Assumed Liabilities; and

(c) a demand promissory note for the principal amount of two million US dollars ($2,000,000) (the “Note”) issued by Parent to Seller substantially in the form attached as Exhibit A to the Amendment.”

4.	Amendment to Section 2.4(a)(i). Section 2.4(a)(i) of the Purchase Agreement is deleted in its entirety and replaced with the following:

“(i) the Purchase Price, by delivery to Seller of a stock certificate registered in the name of Seller representing the Parent Common Shares and the Note executed by a duly authorized officer of Parent.”

5.	Amendment to Section 2.5. Section 2.5 of the Purchase Agreement is amended by adding the following sentence at the end of the existing Section 2.5:

“For tax and accounting purposes the Closing shall be deemed to be effective as of the Tax Effective Date.”

6.	Amendment to Section 6.1(b). Section 6.1(b) of the Purchase Agreement is deleted in its entirety and replaced with the following:

“(b) Without the prior written consent of Buyer, Seller (and, prior to the Closing, each Company, their Affiliates and their respective Representatives) shall not, to the extent it may affect, or relate to, any Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction not in the ordinary course of business consistent with past practice that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or a Company. Seller agrees that Buyer is to have no liability for any Tax resulting from any action of Seller, any Company, their respective Affiliates or any of their respective Representatives taken prior to the Tax Effective Date, and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, each Company) against any such Tax or reduction of any Tax asset.”

7.	Amendment to Section 6.3. Section 6.3 of the Purchase Agreement is deleted in its entirety and replaced with the following:

“Section 6.3. Tax Indemnification. Seller shall indemnify each Company, Buyer, and each Buyer Indemnitee and hold them harmless from and against: (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.25; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI; (c) all Taxes of the Seller or any Company for all Pre-Closing Tax Periods; (d) all Taxes required to be paid or withheld by the Seller or any Company for all Pre-Closing Tax Periods; (e) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Tax Effective Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (f) any and all Taxes of any person imposed on a Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Tax Effective Date, in each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. Seller shall reimburse Buyer for any Taxes of a Company that are the responsibility of Seller pursuant to this Section 6.3 within ten Business Days after payment of such Taxes by Buyer or the Company.

Parent shall indemnify Seller and each Seller Indemnitee and hold them harmless from and against (i) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 4.11, and (ii) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, in each case, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith.

8.	Ratification. Except as specifically amended herein, the Purchase Agreement shall remain in full force and effect, and is hereby ratified by the Parties. In the event that any terms of this Amendment shall conflict with the terms of the Purchase Agreement, the terms of this Amendment shall prevail. All references herein to the “Purchase Agreement” shall mean the Purchase Agreement as amended by this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective in all respects as of the Effective Date set forth above.

[SIGNATURES ON FOLLOWING PAGE]

FOUNDATION HEALTHCARE AFFILIATES, LLC

By:	/s/ Robert M. Byers
Name: Robert M. Byers
Title: President and Chief Operating Officer

GRAYMARK HEALTHCARE, INC.

By:	/s/ Stanton Nelson
Name: Stanton Nelson
Title: Chief Executive Officer

TSH ACQUISITION, LLC
By:	Graymark Healthcare, Inc., its Manager

By:	/s/ Stanton Nelson
Name: Stanton Nelson
Title: Chief Executive Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED

MEMBERSHIP INTEREST PURCHASE AGREEMENT

EXHIBIT A

Promissory Note (Demand)